Underlying supplement No. 16 To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Securities Linked to an Index

Deutsche Bank AG may from time to time offer and sell certain securities or notes (collectively, the “Securities”), as part of our Global Notes Program, Series A, linked to one or more indices or other underlying assets. This underlying supplement describes potential indices to which the Securities may be linked, as well as related matters concerning the relationship, if any, between Deutsche Bank AG and the sponsor or publisher of the index. Additional specific terms of any Securities that we offer, including any additions or changes to the terms specified in the product supplement relating to your Securities or the description of the index contained in this underlying supplement, will be described in a separate free writing prospectus, term sheet or pricing supplement, which we refer to as a “pricing supplement.” If there is any inconsistency between the terms described in the relevant pricing supplement and those described in this underlying supplement or in the accompanying prospectus, prospectus supplement or product supplement, the terms described in the relevant pricing supplement will be controlling.

Investing in the Securities involves a number of risks. See “Risk Factors” in the relevant product supplement and “Selected Risk Considerations” in the relevant pricing supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Securities or passed upon the adequacy or accuracy of this underlying supplement or the accompanying prospectus, prospectus supplement or product supplement. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

July 22, 2008

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this underlying supplement together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006, relating to our Series A global notes, of which these Securities are a part, and any relevant product supplement and pricing supplement that we may file with the SEC from time to time, which contains a description of the terms of particular categories of Securities or the specific terms of your Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated November 13, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

•	Prospectus dated October 10, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this underlying supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

You should carefully consider, among other things, the matters set forth in “Risk Factors” in the relevant product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UNDERLYING SUPPLEMENT SUMMARY

This underlying supplement describes potential indices to which the Securities may be linked and the relationship, if any, between Deutsche Bank AG and the sponsor or publisher of the indices. If there is any inconsistency between the terms described in the relevant pricing supplement and those described in this underlying supplement, the terms described in the relevant pricing supplement will be controlling. Any relevant pricing supplement should also be read in connection with this underlying supplement, the relevant product supplement, if any, and the accompanying prospectus and prospectus supplement.

In this underlying supplement, when we refer to the “Securities,” we mean certain securities or notes that may be offered by Deutsche Bank AG from time to time linked to one or more indices or other underlying assets. Also, references to the “accompanying prospectus” and “prospectus supplement” mean, respectively, the accompanying prospectus, dated October 10, 2006, of Deutsche Bank AG and the prospectus supplement, dated November 13, 2006, of Deutsche Bank AG, and references to “relevant product supplement” refer to the relevant product supplement that we may file from time to time relating to the particular category of your Securities. References to the “relevant pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your Securities.

Specific Terms Will Be Described in Relevant Pricing Supplements

The relevant product supplement describes some of the general terms that apply to each category of Securities and the general manner in which they may be offered. Deutsche Bank AG may also prepare one or more pricing supplements that describe particular issuances of Securities. The specific terms for your Securities will be described in the relevant pricing supplement, including any additions or changes to the terms specified in the relevant product supplement or the description of the relevant index or indices set forth in this underlying supplement. Any relevant pricing supplement, including any free writing prospectus, should be read in connection with this underlying supplement, the relevant product supplement and the accompanying prospectus and prospectus supplement.

THE DEUTSCHE BANK LIQUID COMMODITY INDEX

This underlying supplement describes a family of commodity indices which are all based on the Deutsche Bank Liquid Commodity Index (the “DBLCI”). Deutsche Bank AG, London Branch (the “Index Sponsor”) established the DBLCI in February 2003 (“Base Date”). The DBLCI tracks the performance of futures contracts relating to six commodities: Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The DBLCI Mean Reversion (the “DBLCI MR”) tracks the performance of these commodities but rather than adjusting the representation of each of these commodities in the index on a predetermined schedule, the DBCLI MR systematically adjusts the representation of the six commodities depending on the relative expense of each commodity in the market. The DBLCI Mean Reversion Plus (the “DBLCI MR Plus”) combines the DBLCI-MR’s approach to tracking commodity performance with a momentum strategy that seeks to protect returns from downturns in the commodities market by periodically adjusting a notional investment in the DBLCI-MR. The DBLCI Optimum Yield (the “DBLCI OY”) tracks the same six commodities as the DBLCI but seeks to generate the maximum implied roll yield by selecting from futures contracts expiring at a range of dates. The DBLCI-OY Broad and DBLCI-OY Balanced are similar to the DBLCI OY but track the performance of futures contracts relating to fourteen commodities, rather than six. All indices described in this underlying supplement are calculated both on an excess return and a total return basis. These indices are described in more detail below.

Overview of the DBLCI

The DBLCI is intended to reflect the performance of a basket of futures contracts relating to six commodities (each such futures contract, an “Exchange Traded Instrument”) and measures the value of this basket by tracking the closing prices of the Exchange Traded Instruments, adjusted to reflect the relative weight of each commodity in the DBLCI. The commodities comprising the DBLCI (each an “Index Constituent”) and the notional amounts of each Index Constituent included in the DBLCI have been chosen in proportion to historical levels of the world’s production and stocks of the Index Constituents. The relative weight of each Index Constituent reflected in the DBLCI is variable and is adjusted from time to time.

Closing Levels of the DBLCI

The DBLCI is calculated on both an “excess return” and “total return” basis. The DBLCI calculated on an excess return basis is called the DBLCI Excess Return. The DBLCI calculated on a total return basis is called the DBLCI Total Return. The Index Sponsor will publish the DBLCI “excess return” closing level for each Index Business Day on Bloomberg ticker DBLCMACL <Index> and the DBLCI “total return” closing level for each Index Business Day on Bloomberg ticker DBLCMAVL <Index> or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto. The Index Sponsor will also publish on these websites any adjustments made to the DBLCI. The reference to Deutsche Bank’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this underlying supplement. An “Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, United Kingdom.

Excess Return

The closing level of the DBLCI on an “excess return” basis (“ER Closing Level”) is calculated on each Index Business Day as the sum of the ER Calculation Values for each

Exchange Traded Instrument included in the DBLCI on such Index Business Day, rounded to six decimal places, with 0.0000005 being rounded upwards.

The “ER Calculation Value” for an Exchange Traded Instrument on a particular Index Business Day is the product of the weight assigned to such Exchange Traded Instrument on such day, referred to as the “Instrument Amount,” multiplied by the Closing Price for such day for such Exchange Traded Instrument on the Relevant Exchange.

The Closing Prices and the Relevant Exchanges for the Exchange Traded Instruments are set out under “—Closing Prices of Exchange Traded Instruments” below.

Total Return

The “total return” calculation of the DBLCI reflects a Treasury Bill interest component. The closing level of the DBLCI on a “total return” basis (“TR Closing Level”) is calculated on each Index Business Day as follows:

The TR Closing Level on the Index Business Day immediately preceding such Index Business Day multiplied by the product of (i) the sum of (A) the ER Closing Level (as defined above) for such Index Business Day divided by the ER Closing Level for the Index Business Day immediately preceding such Index Business Day and (B) the TBill Accrual Factor (as defined below) for such Index Business Day and (ii) the sum of (A) 1 and (B) the TBill Accrual Factor for such Index Business Day raised to the power of the number of days which are not Index Business Days during the period from (but excluding) the Index Business Day immediately preceding such Index Business Day to (but excluding) such Index Business Day.

“TBill Accrual Factor” means, in respect of an Index Business Day, an amount calculated in accordance with the following formula:

(1 – 91/360 x TBR)-1/91 – 1

where:

“TBR” means the closing three-month Treasury Bill rate appearing on Reuters Page US3MT = RR (or such page or service as may replace Reuters Page US3MT = RR for the purposes of displaying three-month Treasury Bill rates) in respect of the Index Business Day immediately preceding such Index Business Day (the “TBill Determination Date”) or if such rate is not published in respect of the TBill Determination Date, the closing three-month Treasury Bill rate last published prior to the TBill Determination Date.

Determining the Instrument Amount

The Instrument Amount reflects the weight of a particular Exchange Traded Instrument in the DBLCI.

The Instrument Amount for any Index Business Day that is neither a day falling within a Recomposition Period (as defined below) nor a Rebalancing Day will be the Instrument Amount for the immediately preceding Index Business Day that does not fall within a Recomposition Period.

The Instrument Amount for a particular Exchange Traded Instrument will change during each Recomposition Period and on any Rebalancing Day. In addition, the Instrument Amount may change in the event of a Market Disruption Event. Each change to the Instrument Amount is described in more detail below.

Determining the Instrument Amount During a Recomposition Period

Because the DBLCI measures the value of the Index Constituents by tracking the prices of Exchange Traded Instruments, the methodology of the DBLCI includes provisions that provide for the periodic replacement of Exchange Traded Instruments relating to Crude Oil and Heating Oil as they approach maturity. This replacement takes place over a period of time, referred to as the “Recomposition Period,” to lessen the impact of such replacement on the markets for the Index Constituents. Each Recomposition Period normally lasts for five Index Business Days. Recomposition occurs monthly (other than in November) during a Recomposition Period for Exchange Traded Instruments relating to Crude Oil and Heating Oil.

The Recomposition Period takes place between the 2nd and 6th business day of the month, subject to a Market Disruption Event. Old Exchange Traded Contracts for Crude Oil and Heating Oil are substituted with new contracts that expire in two months. On each day during the Recomposition Period, new notional holdings are calculated. The calculations for the Instrument Amount leaving the DBLCI and the Instrument Amount entering the DBLCI are different.

The ER Calculation Value (in respect of an Index Constituent on any Index Business Day) during a Recomposition Period is the sum of (i) the product of (A) the Existing Instrument Amount for such Index Constituent for such Index Business Day and (B) the closing price for such Index Constituent for such Index Business Day and (ii) the product of (A) the New Instrument Amount for such Index Constituent for such Index Business Day and (B) the closing price for such Index Constituent for such Index Business Day.

The “Existing Instrument Amount” for each of the Index Business Days over the Recomposition Period is a fraction of the preceding Index Business Day’s Existing Instrument Amount. Beginning with the first Index Business Day within the Recomposition Period, the Existing Instrument Amount is, in sequence, 80%, 75%, 2/3, 50%, and 0% for the fifth Index Business Day of the Period.

The “New Instrument Amount” for each of the Index Business Days over the Recomposition Period is the sum of the (i)(A) product of the Recomposition ER Closing level and the New Instrument Percentage on that Index Business Day, divided by (B) the Closing Price for Such Index Constituent on the Index Business Day and (ii) the New Instrument Amount in Respect of the preceding Index Business Day during the Recomposition Period.

The “New Instrument Percentage” for each of the Index Business Days over the Recomposition Period equals 100% minus the Existing Instrument Amount. Beginning with the first Index Business Day within the Recomposition Period, the New Instrument Amount is, in sequence, 20%, 25%, 1/3, 50%, and 100% for the fifth Index Business Day of the Period.

The “Recomposition ER Closing Level” is the product of the Existing Instrument Amount and Closing Price of such Index Constituent on a particular Index Business Day.

Determining the Instrument Amount on a Rebalancing Day

The DBLCI is rebalanced on an annual basis on the 6th business day of November, subject to extension in the event of a Market Disruption Event, to rebalance its composition to the Index Base Weight. New Gold, Aluminum, Corn, and Wheat Exchange Traded Instruments with an expiry in December of the following year are selected as the futures contracts. On each day during the Rebalancing Period, new notional holdings are calculated.

The ER Calculation Value is identical to the Recomposition Period excess return calculation above.

The Existing Instrument Amount and New Instrument Percentage calculations for each of the Index Business Days over the Rebalancing Period are identical to the Existing Instrument Amount and New Instrument Percentage calculations during the Recomposition Period.

The “New Instrument Amount” for each of the Index Business Days over the Rebalancing Period is the sum of the (i)(A) product of the Rebalancing ER Closing level, the New Instrument Percentage on that Index Business Day, and the Index Base Weight for such Index Constituent divided by (B) the Closing Price for Such Index Constituent on the Index Business Day and (ii) the New Instrument Amount in respect of the preceding Index Business Day during the Rebalancing Period.

The “Rebalancing ER Closing Level” on a particular Index Business Day is the sum of the values calculated for each Index Constituent as the product of (i) the Existing Instrument Amount for the preceding Index Business Day and (ii) the Closing Price for the Index Constituent on that particular Index Business Day.

“Index Base Weight” means the weightings assigned to each Index Constituent on the Base Date being:

•	in respect of Crude Oil, 35.00%;

•	in respect of Heating Oil, 20.00%;

•	in respect of Aluminum, 12.50%;

•	in respect of Gold, 10.00%;

•	in respect of Corn, 11.25%; and

•	in respect of Wheat, 11.25%.

Market Disruption Events and Force Majeure Events

If the Index Sponsor is required on an Index Business Day to calculate the Closing Price for any Exchange Traded Instrument in a different manner than set forth above under “—Closing Prices of Exchange Traded Instruments,” due to the occurrence or continuance of an event, other than a Force Majeure Event, then such event will be a “Market Disruption Event” with respect to such Exchange Traded Instrument.

The Index Sponsor will not calculate the closing level of the DBLCI (or the related indices) in the event of an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, Act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines, in its discretion, affects the Index Constituent (a “Force Majeure Event”). If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may, in its discretion, take one or more of the following actions: (i) make such determinations and/or adjustments as it considers appropriate to determine the closing level; or (ii) defer publication of information relating to the DBLCI (or the related indices) until the next Index Business Day on which it determines that no Force Majeure Event exists.

THE DEUTSCHE BANK LIQUID COMMODITY INDEX—MEAN REVERSION™

Overview of the DBLCI-MR and DBLCI-MR Plus

DBLCI-MR

The DBLCI-MR invests in the same six commodities as the DBLCI and the listed instruments are rolled using the same mechanism as the DBLCI. Unlike the DBLCI, the DBLCI-MR undertakes no annual rebalancing. Instead, the weights of the commodities in the DBLCI are systematically adjusted depending on the relative expense of each commodity in the market. The individual weights are reset every time any one of the commodities undergoes a trigger event. The Instrument Amount is linked to the ratio between a one-year and five-year moving average price. Relatively expensive commodities have lower weights; conversely, relatively inexpensive commodities have higher weights.

Determining the Instrument Amount on a Rebalancing Day

The methodology of the DBLCI-MR employs a process of dynamically increasing the Instrument Amount of an Exchange Traded Instrument when its price is historically low, and decreasing the amount when its price is historically high instead of rebalancing annually. Such increases or decreases for a particular Instrument Amount are effected on “Rebalancing Days,” which occur when one-year average prices for an Exchange Traded Instrument diverge five percent or more when compared to the five-year average prices for that Exchange Traded Instrument.

If, on a Rebalancing Day, the short-term average prices for Exchange Traded Instruments relating to an Index Constituent exceed the long-term average prices for such instruments by approximately five percent or more, then the DBLCI-MR rebalancing methodology calls for a reduced weight being assigned to such Exchange Traded Instruments. Conversely, if the short-term average prices are below their long-term averages by approximately five percent or more, then the DBLCI-MR rebalancing methodology calls for increased weight being assigned to such Exchange Traded Instruments.

DBLCI-MR Plus

The DBLCI-MR Plus combines the DBLCI-MR’s approach to investing in commodities with a momentum strategy that seeks to protect returns from downturns in the commodities market. Like the DBLCI-MR, the DBLCI-MR Plus does not undergo annual rebalancing. Instead, on each Weight Rebalancing Date, the DBLCI-MR Plus is allocated between the DBLCI-MR and Treasury Bills based on relative performance over the previous twelve months, as described below.

Index Holding and Rebalancing

The “Index Holding” is the proportion of the DBLCI-MR Plus invested in the DBLCI-MR at a relevant time. A new Index Holding is calculated monthly on each Weight Calculation Date and takes effect on the Weight Rebalance Date immediately following such Weight Calculation Date.

The Index Holding in respect of an Index Business Day will be calculated as follows:

(a)

if the relevant Index Business Day is not a Weight Rebalance Date, the Index Holding in respect of the relevant Index Business Day will be the Index Holding on the Index Business Day immediately preceding the relevant Index Business Day; or

(b)	if the relevant Index Business Day is a Weight Rebalance Date, the Index Holding in respect of the relevant Index Business Day will be the quotient of (i) the product of

(x) the Index Weight for the Weight Calculation Date immediately preceding the relevant Index Business Day, and (y) the ER Closing Level on the Weight Calculation Date immediately preceding the relevant Index Business Day (as numerator) and (ii) the ER Closing Level of the DBLCI-MR (as defined below) on the Weight Calculation Date immediately preceding the relevant Index Business Day (as denominator).

The Index closing level on each Index Business Day is equal to the TR Closing Level of the Index on such day.

“Index Weight” means, in respect of a Weight Calculation Date, the quotient of (a) the sum of the Performance Indicators greater than zero calculated in respect of such Weight Calculation Date (as numerator) and (b) 12 (as denominator).

“Indicator Evaluation Dates” mean, in respect of a Weight Calculation Date, the 6th Business Day of each of the twelve calendar months preceding the month of such Weight Calculation Date.

“Performance Indicator” means, in respect of a Weight Calculation Date, each value calculated as (a) the quotient of (i) the Underlying ER Closing Level on such Weight Calculation Date (as numerator) and (ii) the Underlying ER Closing Level for each Indicator Evaluation Date for such Weight Calculation Date minus (b) one.

“Weight Calculation Date” means the 6th Index Business Day of each calendar month.

“Weight Rebalance Date” means the 8th Index Business Day of each calendar month.

Closing Levels of the DBLCI-MR and DBLCI-MR Plus

The DBLCI-MR and DBLCI-MR Plus are calculated on both an “excess return” and “total return” basis in a manner identical to the DBLCI. The DBLCI-MR and DBLCI-MR Plus calculated on an excess return basis are called the DBLCI-MR Excess Return and DBLCI-MR Plus Excess Return. The DBLCI-MR and DBLCI-MR Plus calculated on a total return basis are called the DBLCI-MR Total Return and DBLCI-MR Plus Total Return.

The Index Sponsor will publish the DBLCI-MR “excess return” closing level for each Index Business Day on Bloomberg ticker DBLCMMCL <Index> and the DBLCI-MR “total return” closing level for each Index Business Day on Bloomberg ticker DBLCMMVL <Index> or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto.

The Index Sponsor will publish the DBLCI-MR Plus “excess return” closing level for each Index Business Day on Bloomberg ticker DBLCMPUE <Index> and the DBLCI-MR Plus “total return” closing level for each Index Business Day on Bloomberg ticker DBLCMPUT <Index> or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto.

THE DEUTSCHE BANK LIQUID COMMODITY INDEX—OPTIMUM YIELD™

Overview of the DBLCI-OY

The DBLCI-OY invests in the same six commodities as the DBLCI and, like the DBLCI, the DBLCI-OY is rebalanced annually. The DBLCI-OY’s “Optimum Yield” component employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new Exchange Traded Instrument based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield. In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize the loss from rolling down the curve in contango markets.

On the first day of each month that is a business day in New York, each Exchange Traded Instrument currently in the DBLCI-OY is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying Index Constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each Index Constituent, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each eligible contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

Overview of the DBLCI-OY Broad and Balanced

The DBLCI-OY Broad is identical to the DBLCI-OY except that instead of six Index Constituents, it consists of 14 drawn from the energy, precious metals, industrial metals and agricultural sectors. The DBLCI-OY Balanced has the same underlying 14 Index Constituents as the DBLCI-OY Broad but the energy sector weight is reduced from 55% of the DBLCI-OY Broad to 35%.

The “Index Base Weight” for the DBLCI-OY Broad is:

•	in respect of WTI Crude Oil, 12.375%;

•	in respect of Brent Crude Oil, 12.375%;

•	in respect of Heating Oil, 12.375%;

•	in respect of RBOB Gasoline, 12.375%;

•	in respect of Aluminum, 4.167%;

•	in respect of Zinc, 4.167%;

•	in respect of Copper, 4.167%;

•	in respect of Sugar, 5.625%;

•	in respect of Natural Gas, 5.500%;

•	in respect of Gold, 8.000%;

•	in respect of Silver, 2.000%;

•	in respect of Corn, 5.625%;

•	in respect of Wheat, 5.625%; and

•	in respect of Soybeans, 5.625%.

The “Index Base Weight” for the DBLCI-OY Balanced is:

•	in respect of WTI Crude Oil, 7.875%;

•	in respect of Brent Crude Oil, 7.875%;

•	in respect of Heating Oil, 7.875%;

•	in respect of RBOB Gasoline, 7.875%;

•	in respect of Aluminum, 6.000%;

•	in respect of Zinc, 6.000%;

•	in respect of Copper, 6.000%;

•	in respect of Sugar, 7.500%;

•	in respect of Natural Gas, 3.500%;

•	in respect of Gold, 13.600%;

•	in respect of Silver, 3.400%;

•	in respect of Corn, 7.500%;

•	in respect of Wheat, 7.500%; and

•	in respect of Soybeans, 7.500%.

Closing Levels of the DBLCI-OY, DBLCI-OY Broad and DBLCI-OY Balanced

The DBLCI-OY, DBLCI-OY Broad and DBLCI-OY Balanced are calculated on both an “excess return” and “total return” basis in a manner identical to the DBLCI. The DBLCI-OY, DBLCI-OY Broad and DBLCI-OY Balanced calculated on an excess return basis are called the DBLCI-OY Excess Return, DBLCI-OY Broad Excess Return and DBLCI-OY Balanced Excess Return. The DBLCI-OY, DBLCI-OY Broad and DBLCI-OY Balanced calculated on a total return basis are called the DBLCI-OY Total Return, DBLCI-OY Broad Total Return and DBLCI-OY Balanced Total Return.

The Index Sponsor will publish the DBLCI-OY “excess return” closing level for each Index Business Day on Bloomberg ticker DBLCOYER <Index> and the DBLCI-OY “total return” closing level for each Index Business Day on Bloomberg ticker DBLCOYTR <Index> or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto.

The Index Sponsor will publish the DBLCI-OY Broad “excess return” closing level for each Index Business Day on Bloomberg ticker DBLCBRER <Index> and the DBLCI-OY Broad “total return” closing level for each Index Business Day on Bloomberg ticker DBLCBRTR <Index> or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto.

The Index Sponsor will publish the DBLCI-OY Balanced “excess return” closing level for each Index Business Day on Bloomberg ticker DBLCBBER <Index> and the DBLCI-OY Balanced “total return” closing level for each Index Business Day on Bloomberg ticker DBLCBBTR <Index> or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto.

Closing Prices of Exchange Traded Instruments

The methodology used to obtain the “Closing Price” for an Exchange Traded Instrument varies depending on the Index Constituent underlying such Exchange Traded Instrument and is determined as follows:

Crude Oil Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Crude Oil will be its price at the regular close of the principal trading session on such day on the New York Mercantile Exchange or its successor (“NYMEX”), expressed in U.S. dollars per barrel of Crude Oil, as published by NYMEX for that Index Business Day or, if in the determination of the Index Sponsor, a price is not available on such Index Business Day, the price as published by NYMEX for the immediately preceding Index Business Day for which a price is available.

Heating Oil Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Heating Oil will be its price at the regular close of the principal trading session on such day on NYMEX, expressed in U.S. dollars per U.S. gallon of Heating Oil, as published by NYMEX for that Index Business Day or, if in the determination of the Index Sponsor, a price is not available on such Index Business Day, the price as published by NYMEX for the immediately preceding Index Business Day for which a price is available.

Aluminum Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Aluminum will be its price at the regular close of the principal trading session on such day on The London Metal Exchange or its successor (“LME”), re-expressed in U.S. dollars per metric tonne of Aluminum, as published by LME or its successor for that Index Business Day or, if in the determination of the Index Sponsor, a price is not available on such Index Business Day, the price as published by LME or its successor for the immediately preceding Index Business Day for which a price is available.

Gold Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Gold will be its price at the regular close of the principal trading session on such day on the Commodity Exchange Inc., New York or its successor (“COMEX”), expressed in U.S. dollars per troy ounce of Gold, as published by COMEX for that Index Business Day or, if in the determination of the Index Sponsor, a price is not available on such Index Business Day, the price as published by COMEX for the immediately preceding Index Business Day for which a price is available.

Corn Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Corn will be its price at the regular close of the principal trading session on such day on the Board of Trade of the City of Chicago Inc., or its successor (“CBOT”), expressed in U.S. dollars per bushel of Corn, as published by CBOT for that Index Business Day or, if in the determination of the Index Sponsor, a price is not available on such Index Business Day, the price as published by CBOT for the immediately preceding Index Business Day for which a price is available.

Wheat Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Wheat will be its price at the regular close of the principal trading session on such day on CBOT, expressed in U.S. dollars per U.S. bushel of Wheat of the grades deliverable in respect of the relevant Exchange Traded Instrument in accordance with the rules of CBOT, as published by CBOT for that Index Business Day or, if in the determination of the Index Sponsor, a price is not available on such Index Business Day, the price as published by CBOT for the immediately preceding Index Business Day for which a price is available.

WTI Crude Oil Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to WTI Crude Oil will be the price at the regular close of the principal trading session on such day on the NYMEX of such Exchange Traded Instrument, expressed in U.S. dollars per barrel of WTI Crude Oil, as published by NYMEX for that Index Business Day or, if in the determination of the

Index Sponsor a price is not available on such Index Business Day, the price as published by NYMEX for the immediately preceding Index Business Day for which a price is available.

Brent Crude Oil Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Brent Crude Oil will be the price at the regular close of the principal trading session on such day on the Intercontinental Exchange or its successor (“ICE”) of such Exchange Traded Instrument, expressed in U.S. dollars per barrel of Brent Crude Oil, as published by ICE for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by ICE for the immediately preceding Index Business Day for which a price is available.

RBOB Gasoline Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to RBOB Gasoline will be the price at the regular close of the principal trading session on such day on NYMEX of such Exchange Traded Instrument, expressed in U.S. dollars per U.S. gallon of RBOB Gasoline, as published by NYMEX for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by NYMEX for the immediately preceding Index Business Day for which a price is available.

Zinc Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Zinc will be the price at the regular close of the principal trading session on such day on LME of such Exchange Traded Instrument, re-expressed in U.S. dollars per metric tonne of Zinc, as published by LME for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by LME for the immediately preceding Index Business Day for which a price is available.

Copper Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Copper will be the price at the regular close of the principal trading session on such day on LME of such Exchange Traded Instrument, re-expressed in U.S. dollars per metric tonne of Copper, as published by LME for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by LME for the immediately preceding Index Business Day for which a price is available.

Sugar Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Sugar will be the price at the regular close of the principal trading session on such day on the New York Board of Trade or its successor (“NYBOT”) of such Exchange Traded Instrument, expressed in U.S. dollars per metric tonne of Sugar #11, as published by NYBOT for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by CBOT for the immediately preceding Index Business Day for which a price is available.

Natural Gas Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Natural Gas will be the price at the regular close of the principal trading session on such day on

NYMEX of such Exchange Traded Instrument, expressed in U.S. dollars per Million British Thermal Units of Natural Gas, as published by NYMEX for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by NYMEX for the immediately preceding Index Business Day for which a price is available.

Silver Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Silver will be the price at the regular close of the principal trading session on such day on the COMEX of such Exchange Traded Instrument, expressed in U.S. dollars per troy ounce of Silver, as published by COMEX for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by COMEX for the immediately preceding Index Business Day for which a price is available.

Soybeans Closing Price

The Closing Price on an Index Business Day for an Exchange Traded Instrument relating to Soybeans will be the price at the regular close of the principal trading session on such day on CBOT of such Exchange Traded Instrument, expressed in U.S. dollars per U.S. bushel of Soybeans, as published by CBOT for that Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Index Business Day, the price as published by CBOT for the immediately preceding Index Business Day for which a price is available.

Corrections To Closing Prices For Exchange Traded Instruments

The Index Sponsor will adjust the Closing Price for the relevant Exchange Traded Instrument to reflect any corrections to such Closing Price that have been published by the relevant exchange prior to 11:00 p.m. (London time) on the Index Business Day immediately following the Index Business Day to which the closing price relates, or, if the publication time of any such Closing Price is amended by the relevant exchange, such other time as the Sponsor may determine and publish as a replacement for 11:00 p.m. (London time).

The “Relevant Exchange” for each Exchange Traded Instrument is:

(a)	in respect of Crude Oil, NYMEX;

(b)	in respect of Heating Oil, NYMEX;

(c)	in respect of Aluminum, LME;

(d)	in respect of Gold, COMEX;

(e)	in respect of Corn, CBOT;

(f)	in respect of Wheat, CBOT;

(g)	in respect of WTI Crude Oil, NYMEX;

(h)	in respect of Brent Crude Oil, ICE;

(i)	in respect of RBOB Gasoline, NYMEX;

(j)	in respect of Zinc, LME;

(k)	in respect of Copper, LME;

(l)	in respect of Sugar, NYBOT;

(m)	in respect of Natural Gas, NYMEX;

(n)	in respect of Silver, COMEX; and

(o)	in respect of Soybeans, CBOT.

Change in the Methodology of the Indices

The Index Sponsor may modify the methodology used to determine all indices described in this underlying supplement as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Constituent or an Exchange Traded Instrument). The Index Sponsor will publish notice of any such modification or change and the effective date thereof as described above.